MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

Mid-America Announces Acquisitions and Expansion Into Phoenix Market

Mid-America Apartment Communities, Inc. (NYSE: MAA) announced today that it has completed the acquisition of three high-quality apartment properties with 808 apartments for $83 million.

As part of its strategy to expand throughout the Sunbelt Region of the country, the Company acquired a total of 480 apartment homes in the Phoenix, AZ market with the purchase of the Talus Ranch and Sansol apartment communities. Both properties are newly constructed and in their initial lease-up, with 50% of the apartments currently leased. The properties are part of the new highly desirable Sonoran Foothills master planned community in north Phoenix, and are conveniently located near the I-17 and Loop 101 interchange, providing easy access to the entire Phoenix MSA and major employers in north Phoenix. These high-quality properties offer resort quality amenities, mountain views and attached garages.

The Company has also acquired the 328-unit Reserve at Woodwind Lakes, in Houston, TX which was developed in 1999, and is strategically located one mile from the SH Tollway and Highway 290 interchange in northwest Houston. This property offers a stunning lagoon style swimming pool, coffee bar and extensive fitness facility. The apartment homes provide nine foot ceilings, crown molding and large floorplans averaging 964 feet, with fully enclosed garages and carports available.

Commenting on the announcement, Eric Bolton, Chairman and CEO said, “These acquisitions are a continuation of our plan for steady and disciplined growth of the Mid-America portfolio by adding quality properties in high growth markets throughout the Sunbelt Region. We have been researching the Phoenix market for the last year, and are excited about our expansion into Arizona, particularly Phoenix, and the prospects for strong rental performance from this high job-growth area. Mid-America’s portfolio of properties, well balanced and diversified across three market tiers in the high growth Sunbelt Region of the U.S., is well positioned to capture continued strong performance in the current robust leasing environment for apartment properties.”

Financing for the acquisitions was provided by the Company’s credit facilities and the assumption of a $14.6 million loan at 7.7%.

Mid-America is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 39,659 apartment units throughout the Sunbelt Region of the U.S. For further details, please refer to our website at www.maac.net or contact Investor Relations at investor.relations@maac.net or call (901) 435-5371. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, renovation and development opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.